SECURITY AGREEMENT

            THIS SECURITY AGREEMENT made this 23rd day of May, 2005.

BETWEEN:

      IDENTICA CORP. a body corporate duly incorporated pursuant to the laws of the Province of Ontario, Canada (the "Debtor")

                                                               OF THE FIRST PART

      eRoomSystem  Technologies,   Inc.,  a  body  corporate  duly  incorporated
      pursuant to the laws of the State of Nevada, U.S.A.(the "Secured Party")

                                                              OF THE SECOND PART

WHEREAS the Secured Party has agreed to provide the Debtor with loans and advances in cash or in kind and provide credit to the Debtor in the maximum amount of ONE HUNDRED FIFTY THOUSAND (150,000) US DOLLARS.

AND WHEREAS the Debtor is desirous of providing security to the Secured Party over all of the present and after-acquired property of the Debtor including all of the assets, both real and personal as hereinafter described, of the Debtor, as security for the said loans, advances, credit, all existing and future indebtedness, any prior advances or loans and any future loans which may be made by the Secured Party to the Debtor.

THEREFORE, IN CONSIDERATION OF THE COVENANTS HEREIN CONTAINED, AND FOR VALUE RECEIVED, THE PARTIES HERETO AGREE AS FOLLOWS:

SECURITY INTEREST

1. The Debtor hereby grants to the Secured Party by way of mortgage, charge, assignment and transfer, a security interest (the "Security Interest") in all the assets and undertaking of the Debtor and in all the Debtor's present and after acquired personal property including, without limitation, in all Goods (including all parts, accessories, attachments, special tools, additions and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not), Instruments, Intangibles, Money and Securities now owned or hereafter owned or acquired by or on behalf of the Debtor (including such as may be returned to or repossessed by the Debtor) and in all proceeds and renewals thereof, accretions thereto and substitutions therefor (hereinafter collectively called "Collateral"), and including, without limitation, all of the following now owned or hereafter owned or acquired by or on behalf of the Debtor:

(a)   all Inventory of whatever kind and wherever situate;

(b) all equipment (other than Inventory) of whatever kind and wherever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

(c) all accounts and book debts and generally all debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by the Debtor ("Debts");

(d) all deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(e) all contractual rights and insurance claims and all goodwill, patents, trademarks, copyrights, and other industrial property;

(f) without in any way limiting the generality of the foregoing, any motor vehicles, trailers, mobile homes and airplanes

2. The Security Interest granted hereby shall not extend or apply to and Collateral shall not include:

(a) any personal property held in trust by the Debtor and lawfully belonging to others; or

(b) the last day of the term of any lease or agreement therefor but upon the enforcement of the Security Interest the Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

3. The terms "Goods", "Chattel Paper", "Documents of Title", "Instruments", "Intangibles", "Securities", "proceeds", "Inventory", "accessions", "Money", "Accounts", "financing statements" and "financing change statements" whenever used herein shall be interpreted pursuant to their respective meanings when used in the Personal Property Security Act of Ontario as amended from time to time, which Act, including amendments thereto and any Act substituted therefor and amendments thereto is herein referred to as the "PPSA". Provided always that the term "Goods" when used herein shall not include "consumer goods" of the Debtor as that term is defined in the PPSA, and the term "Inventory" when used herein shall include livestock and the young thereof after conception and crops that become such within one year of execution of this Security Agreement. Any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof".

INDEBTEDNESS SECURED

4. The Security Interest granted hereby secures payment and performance of any and all obligations, indebtedness and liability of the Debtor to the Secured Party (including interest thereon) present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred and any ultimate unpaid balance thereof and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Debtor be bound alone or with another or others and whether as principal or surety (hereinafter collectively called the "Indebtedness"). If the Security Interest in the Collateral is not sufficient, in the event of default, to satisfy all Indebtedness of the Debtor, the Debtor acknowledges and agrees that the Debtor shall continue to be liable for any Indebtedness remaining outstanding and the Secured Party shall be entitled to pursue full payment thereof.

5. Without limiting the generality of the foregoing, this Security Agreement, further secures any money spent by the Secured Party in acquiring, perfecting, defending or enforcing the Security Interest, liens, or charges provided for herein and in ensuring or otherwise perfecting the Secured Party's interest in the Collateral.

6. This Security Agreement and the Security constituted herein shall not be deemed to be released or discharged, in whole or in part, by the payment or liquidation, at any time or times, of any sum or sums of money for the time being due or remaining unpaid by the Debtor to the Secured Party and the Debtor shall have no right whatsoever to claim any release or discharge of this Security Agreement or the security hereby constituted, unless and until the Secured Party shall have first received, and in writing acknowledged, the payment in full of all of the Indebtedness.

7. The Security Interest created by this Agreement attaches when the Debtor has executed this Agreement.

8. Except to the extent of any specifically mortgaged and charged assets referred to in paragraph 1(f) hereof, the Debtor may, in the ordinary course of its business and before demand is made by the Secured Party for payment of any Indebtedness owed to the Secured Party, process, sell or lease or otherwise for value deal with its property, including the right to use or consume any raw materials or supplies, so long as the use or consumption is in the ordinary course of the Debtor's business on commercially reasonable terms, pay its creditors and sell instruments and securities. The Debtor acknowledges that a "use or consumption" in the ordinary course of the Debtor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale.

REPRESENTATIONS AND WARRANTIES OF DEBTOR

9. The Debtor represents and warrants and so long as this Security Agreement remains in effect shall be deemed to continuously represent and warrant to the Secured Party that:

(a) the Collateral is genuine and owned by the Debtor free of all security interests, mortgages, liens, claims, charges or other encumbrances (hereinafter collectively called "Encumbrances"), save for the Security Interest and those Encumbrances hereafter approved in writing by the Secured Party, prior to their creation or assumption;

(b) each Debt, Chattel Paper and Instrument constituting Collateral is enforceable in accordance with its terms against the party obligated to pay the same (the "Account Debtor"), and the amount represented by the Debtor to the Secured Party from time to time as owing by each Account Debtor or by all Account Debtors will be the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, except for normal cash discounts where applicable and no Account Debtor will have any defence, set off, claim or counterclaim against the Debtor which can be asserted against the Secured Party, whether in any proceeding to enforce Collateral or otherwise; and

(c) the location specified as 130 Bridgland Avenue, Suite 100, Toronto, Ontario , Canada M6A 1Z4 as the location of business operations and records are accurate and complete and with respect to Goods (including Inventory) constituting Collateral, the location specified herein are accurate and complete save for Goods in transit to such location and Inventory on lease or consignment, and all fixtures or Goods about to become fixtures and all crops and all oil, gas or other minerals to be extracted and all timber to be cut which forms part of the Collateral will be situate at the location.

COVENANTS OF THE DEBTOR

10. So long as this Security Agreement remains in effect the Debtor covenants and agrees with the Secured Party:

(a) to defend the Collateral against the claims and demands of all other parties claiming the same or an interest therein; to keep the Collateral free from all Encumbrances, hereafter approved in writing by the Secured Party, prior to their creation or assumption; and not to sell, exchange, transfer, assign, lease, or otherwise dispose of Collateral or any interest therein without the prior written consent of the Secured Party, provided always that, until default, the Debtor may, in the ordinary course of the Debtor's business, sell or lease Inventory and, subject to paragraph 8 hereof, use Money available to the Debtor;

(b)   to notify Secured Party promptly of:

      (i) any change in the information contained herein or in the Schedules hereto relating to the Debtor, the Debtor's business or Collateral;

      (ii) the details of any significant acquisition of Collateral by the Debtor;

      (iii) the debts or any claims or litigation affecting the Debtor or Collateral;

      (iv)  any loss or damage to Collateral;

      (v) any default by any Account Debtor in payment or other performance of its obligations with respect to Collateral; and

      (vi)  the return to or repossession by the Debtor of Collateral;

(c) to keep the Collateral in good order, condition and repair and not to use Collateral in violation of the provisions of this Security Agreement or any other agreement relating to Collateral or any policy insuring Collateral or any applicable statute, law, by-law, rule, regulation or ordinance;

(d) to do, execute, acknowledge and deliver such financing statements, financing change statements and further assignments, transfers, documents, acts, matters and things (including further schedules hereto) as may be reasonably requested by the Secured Party of or with respect to Collateral in order to give effect to these presents and to pay all costs for searches and filings in connection therewith;

(e) to pay all taxes, rates, levies, assessments and other charges of every nature which may be lawfully levied, assessed or imposed against or in respect of the Debtor or Collateral as and when the same become due and payable;

(f) to keep all of its property of an insurable nature insured in favour of the Secured Party to the full value thereof, with a reputable insurance company, against all risks, including loss or damage by fire, lightning, burglary, vandalism or theft and such other risks as the Secured Party may from time to time reasonably specify with the Secured Party named as first loss payee, and the Debtor will produce the last receipts for such insurance and a photocopy of the insurance policy to the Secured Party for inspection on demand;

(g) to prevent Collateral, save Inventory sold or leased as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement;

(h) to carry on and conduct the business of the Debtor in a proper and efficient manner and so as to protect and preserve the Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for Debtor's business as well as accurate and complete records concerning Collateral, and mark any and all such records and Collateral at the Secured Party's request so as to indicate the Security Interest;

(i)   to deliver to the Secured Party from time to time promptly upon request:

      (i) copies of any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to Collateral;

      (ii) copies of all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to Collateral for the purpose of inspecting, auditing or copying the same;

      (iii) copies of all financial statements prepared by or for the Debtor regarding the Debtor's business;

      (iv) copies of all policies and certificates of insurance relating to Collateral; and

      (v) copies of such information concerning Collateral, the Debtor and the Debtor's business and affairs as the Secured Party may reasonably request.

(j)   that the Debtor will not, without the prior written consent of the Secured
      Party:

      (i) make capital expenditures or pay on capital account any amount at all if the Debtor is in default under this Security Agreement;

      (ii) become guarantor of any obligation or become endorser in respect of any obligation or otherwise become liable upon any note or obligation, other than in the ordinary course of the Debtor's business, unless the obligation or note is in favour of the Secured Party;

      (iii) lend any amount to shareholders, directors, or any other persons, firms or corporations;

      (iv) repay any loans or advances received by it from any shareholder or director of the company whether or not the same has matured or pay any interest, bonus or other sum in consideration of the obtaining or extension of such loan or other obligation;

(k) to permit the Secured Party, by its officers or authorized agents at any time and from time to time during normal business hours, to enter the Debtor's premises and to inspect the plant, machinery, equipment, goods and chattels and the operation thereof; and

(l) to assume and pay when rendered, all reasonable fees and disbursements of the solicitors for the Secured Party in connection with the preparation and registration of this Security Agreement and of all other securities executed and delivered to the Secured Party in connection with any agreement between the parties and other work relevant hereto.

11. The Debtor shall not, except with the prior written consent of the Secured Party, create, grant or allow the taking of any other security interest in the Collateral or mortgaged property ranking in priority to or pari passu with the Security Interest, except that on the purchase after the date hereof of any property the Debtor may, at the time of purchase, allow the taking of or grant a security interest in the property purchased for the purpose of raising or securing the whole or part of the purchase money. The Debtor shall not, except with the prior written consent of the Secured Party, grant, sell or otherwise assign its Chattel Paper, however, the Creditor shall subordinate its position to any other asset-based lenders of Debtor.

USE AND VERIFICATION OF COLLATERAL

12. Subject to compliance with the Debtor's covenants contained herein and specifically including paragraphs 10 and 11 hereof, the Debtor may, until default, possess, operate, collect, use and enjoy and deal with Collateral in the ordinary course of the Debtor's business in any manner not inconsistent with the provisions hereof; provided always that the Secured Party shall have the right at any time during normal business hours and from time to time to verify the existence and state of the Collateral in any manner the Secured Party may consider appropriate and the Debtor agrees to furnish all assistance and information and to perform all such acts as the Secured Party may reasonably request in connection therewith and for such purpose to grant to Secured Party or its agents access to all places where Collateral may be located and to all premises occupied by the Debtor.

13.   The Debtor also covenants with the Secured Party that:

(a) all necessary corporate proceedings of the Debtor and all other things necessary have been done to authorize and make the creation and issue of this Security Agreement and its execution and delivery legal and valid;

(b) neither the Debtor nor any subsidiary of the Debtor is subject to any litigation or proceedings before any court, administrative board or other tribunal which, if decided against the Debtor, would materially adversely affect its business, or financial status or the Collateral, and all material claims against and contingent liabilities of the Debtor have been disclosed to the Secured Party;

(c) the Debtor is not a party to or bound by any contract or agreement which will materially adversely affect the business, properties, operations, or financial conditions, the Collateral of the Debtor;

(d) the Debtor will forthwith on the happening of any loss or damage to the Collateral, furnish at its expense all necessary proofs and do all necessary acts to enable the Secured Party to obtain payment of insurance monies and that any insurance monies received may at the option of the Secured Party be applied to rebuilding, reinstating or repairing the Collateral or repairing or purchasing additional chattels or be paid to the Debtor or be applied or paid partly in one way and partly in another, or it may be applied in whole or in part on the monies from time to time owing hereunder or any part thereof whether then due or not;

(e) the Debtor will observe and perform all its obligations and all matters and things necessary or expedient to be observed or performed under or by virtue of any lease, license, concession, agreement of any kind, or franchise whatsoever in order to preserve, protect and maintain all the rights of the Debtor thereunder;

(f) the Debtor will duly exercise every right of renewal of any lease, license, concession and franchise and will obtain new leases, licenses, concessions or franchises for the longest time or times, if advantageous, and upon the most favourable terms obtainable, including all rights of further renewal, and will forthwith assign to the Secured Party any new or renewal lease, license, concession or franchise which forms part of the Collateral;

(g) the Debtor will not, without the prior written consent of the Secured Party, remove any goods or chattels forming part of the Collateral from Ontario. If any goods or chattels are removed from Ontario, except in the ordinary course of the Debtor's business, the Debtor will forthwith notify the Secured Party and will effect the further registrations that are required to protect and maintain the mortgage and charge of this Security Agreement;

(h) the Debtor will not sell, transfer, dispose or part with possession of or agree or attempt to sell, transfer, dispose or part with possession of the Collateral or any part thereof without the agreement of the Secured Party;

(i) the Debtor will, at all times, maintain its corporate existence and will diligently conduct its business in a proper and efficient manner so as to preserve and protect the Collateral and will keep, or cause to be kept, proper books of account and make or cause to be made therein future entries of all dealings and transactions in relation to its business and will at reasonable times furnish or cause to be furnished to the Secured Party or its duly authorized agent any information relating to its business that the Secured Party reasonably requires; and

(j) the Debtor shall from time to time, on request by the Secured Party, execute and deliver or cause to be executed and delivered to the Secured Party such further and other assurances, conveyances, mortgages, assignments, pledges and documents as the Secured Party may require for the purpose of perfecting the Secured Party's security on all or any part of the Collateral, including after-acquired property other than Inventory, whether real property or chattels, and whether or not now charged by this Security Agreement.

14. If the Debtor is in default, and at the option of the Secured Party and at any time without notice, the Secured Party may, but shall not be obligated to:

(a) discharge taxes, liens or interest on Collateral or pay taxes on any real property or other Collateral;

(b) perform or cause to be performed for and on behalf of the Debtor any action, condition, obligation or covenant that the Debtor fails or refuses to perform;

(c) pay for repair, maintenance and preservation of Collateral or any real property;

(d) collect by legal proceedings or otherwise endorse, receive and give receipts for all dividends, interest, principal payments and other sums now or hereafter payable on or on account of Collateral;

(e) enter into any extension, reorganization, deposit, merger or consolidation agreement, or any agreement in any way relating to or affecting Collateral and in connection therewith may deposit or surrender control of such Collateral thereunder, accept other property in exchange for Collateral and duly perform such acts as it may deem proper; any money or property, including real property, received in exchange for Collateral shall be applied to the Indebtedness or thereafter held by the Secured Party pursuant to the provisions of this Security Agreement;

(f) make any compromise or settlement it deems desirable or proper with reference to Collateral;

(g)   insure, process and preserve Collateral;

(h)   cause Collateral to be transferred to its name or the name of its nominee;

(i) exercise as to Collateral all the rights, powers and remedies of an owner. All advances, charges and expenses, including all solicitors' fees on a solicitor and his client basis, incurred or paid by the Secured Party in exercising any right, power or remedy conferred by this Security Agreement, or any enforcement thereof, shall become a part of the Indebtedness secured by this Security Agreement and shall be paid to the Secured Party by the Debtor immediately and until repaid, shall be charged upon the security and shall bear interest at the same rate from the date of such payment.

15. The last day of the term of a lease which forms part of the Collateral is excepted out of the mortgage and charge of this Security Agreement but the Debtor shall stand possessed of the reversion remaining in the Debtor of any leasehold premises for the time being charged as aforesaid in trust for the Secured Party for the purpose of this Security Agreement and shall assign and dispose of it as the Secured Party directs.

SECURITIES

16. If Collateral at any time includes Securities, and after default under this Security Agreement, the Debtor authorizes the Secured Party to transfer the same or any part thereof into its own name or that of its nominee(s) so that the Secured Party or its nominee(s) may appear on record as the sole owner thereof; provided that, until default, the Secured Party shall deliver promptly to the Debtor all notices or other communications received by it or its nominee(s) as such registered owner and, upon demand and receipt of payment of any necessary expenses thereof, shall issue to the Debtor or its order a proxy to vote and take all action with respect to such Securities. After default, the Debtor waives all right to receive any notices or communications received by the Secured Party or its nominee(s) as such registered owner and agrees that no proxy issued by the Secured Party to the Debtor or its order as aforesaid shall thereafter be effective.

COLLECTION OF DEBTS

17. After default under this Security Agreement, the Secured Party may notify all or any Account Debtors of the Security Interest and may also direct such Account Debtors to make all payments on Collateral to the Secured Party. The Debtor acknowledges that any payments on or other proceeds of Collateral received by the Debtor from Account Debtors, whether before or after notification of this Security Interest to Account Debtors and whether before or after default under this Security Agreement, shall be received and held by the Debtor in trust for the Secured Party and shall, on default by Debtor and on demand by the Secured Party, be forthwith turned over to the Secured Party.

INCOME FROM AND INTEREST ON COLLATERAL

18.
(a) Until default, the Debtor reserves the right to receive any Money constituting income from or interest on Collateral and if the Secured Party receives any such Money prior to default, the Secured Party shall either credit the same against the Indebtedness or pay the same promptly to the Debtor.

(b) After default, the Debtor will not request or receive any Money constituting income from or interest on Collateral and if the Debtor receives any such Money without any request by it, the Debtor will pay the same promptly to the Secured Party.

INCREASES, PROFITS, PAYMENTS OR DISTRIBUTIONS

19.
(a)   If default has occurred, the Debtor authorizes Secured Party:

      (i) to receive any increase in or profits on Collateral (other than Money) and to hold the same as part of Collateral. Money so received shall be treated as income for the purposes of paragraph 18 hereof and dealt with accordingly;

      (ii) to receive any payment or distribution upon redemption or retirement or upon dissolution and liquidation of the issuer of Collateral; to surrender such Collateral in exchange therefor and to hold any such payment or distribution as part of Collateral;

(b) If the Debtor receives any such increase or profits (other than Money) or payments or distributions, the Debtor will deliver the same promptly to the Secured Party to be held by the Secured Party as herein provided.

DISPOSITION OF MONEY

20. Subject to any applicable requirements of the PPSA, all Money collected or received by the Secured Party pursuant to or in exercise of any right it possesses with respect to Collateral shall be applied on account of Indebtedness in such manner as the Secured Party deems best or, at the option of the Secured Party, may be held unappropriated in a collateral account or released to the Debtor, all without prejudice to the liability of the Debtor or the rights of the Secured Party hereunder, and any surplus shall be accounted for as required by law.

EVENTS OF DEFAULT

21. The happening of any of the following events or conditions shall constitute default hereunder (any one of which is herein referred to as "default"):

(a) the nonpayment when due, whether by demand, acceleration or otherwise, of any principal or interest forming part of Indebtedness or the failure of the Debtor to observe or perform any obligation, covenant, term, provision or condition contained in this Security Agreement or any other agreement between the Debtor and the Secured Party;

(b) the bankruptcy or insolvency of the Debtor; the filing against the Debtor of a petition in bankruptcy; the making of an authorized assignment for the benefit of creditors by the Debtor; the appointment of a receiver or trustee for the Debtor or for any assets of the Debtor or the institution by or against the Debtor of any other type of insolvency proceeding under the Bankruptcy Act (Canada) or the Bankruptcy and Insolvency Act (Canada) or otherwise;

(c) the institution by or against the Debtor of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of the Debtor;

(d) if any Encumbrance affecting Collateral becomes enforceable against Collateral;

(e) it the Debtor ceases or threatens to cease to carry on business or makes or agrees to make a bulk sale of assets without complying with applicable law or commits or threatens to commit an act of bankruptcy;

(f) if any execution, sequestration or other process of any court becomes enforceable against the Debtor or if a distress or analogous process is levied upon the assets of the Debtor or any part thereof;

(g) if any certificate, statement, representation, warranty or audit report heretofore or hereafter furnished by or on behalf of the Debtor pursuant to or in connection with this Security Agreement or otherwise (including, without limitation, the representations and warranties contained herein) or as an inducement to the Secured Party to extend any credit to or to enter into this or any other agreement with the Debtor, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against the Debtor or if upon the date of execution of this Security Agreement, there shall have been any material adverse change in any of the facts disclosed by any such certificate, representation, statement, warranty or audit report, which change shall not have been disclosed to the Secured Party at or prior to the time of such execution;

(h) if there is a default, in any manner whatsoever by the Debtor under any loan agreement, security agreement, or any other agreement whatsoever, including any promissory note, with or payable to any other creditor of Debtor their respective agents, successors or assigns, or any other party.

ACCELERATION

22. The Secured Party, in its sole discretion, may, in the event of default, declare all or any part of Indebtedness which is not by its terms payable on demand to be immediately due and payable, without demand or notice of any kind; or, if Secured Party in its discretion considers itself insecure or that the Collateral, or any part thereof, is in jeopardy, or that it believes that the prospect of payment is or is about to be impaired or that the Collateral, or any part thereof, is or is about to be placed in jeopardy. The provisions of this paragraph are not intended in any way to affect any rights of the Secured Party with respect to any Indebtedness which may now or hereafter be payable on demand.

REMEDIES

23.   Upon default, and at any time thereafter:

(a) all Indebtedness and obligations due or payable by the Debtor to the Secured Party secured hereby shall immediately become fully due and payable all without prior demand therefor;

(b) the Secured Party may appoint or re-appoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of the Secured Party or not, to be a receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver and manager) of Collateral (including any interest, income, profits or proceeds therefrom) and may remove any Receiver so appointed and appoint another in its stead. Any such Receiver shall, so far as concerns responsibility for its acts, be deemed the agent of the Debtor and not the Secured Party, and the Secured Party shall not be in any way responsible for any misconduct, negligence, or non-feasance on the part of any such Receiver, its servants, agents or employees. Subject to the provisions of the instrument appointing the Receiver, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Debtor and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Debtor, enter upon, use and occupy all premises owned or occupied by the Debtor wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on the Debtor's business or as security for loans or advances to enable the Receiver to carry on the Debtor's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the Secured Party, all Money received from time to time by such Receiver in carrying out his appointment shall be received in trust for and paid over to the Secured Party. Every such Receiver may, in the discretion of the Secured Party, be vested with all or any of the rights and powers of the Secured Party;

(c) the Secured Party may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of the foregoing sub-paragraph (b);

(d) the Secured Party may take possession of, collect, demand, sue on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof and, upon default, the Secured Party may sell, lease or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to the Secured Party may seem reasonable;

(e) in addition to those rights granted herein and in any other agreement now or hereafter in effect between the Debtor and the Secured Party and in addition to any other rights the Secured Party may have at law or in equity, the Secured Party shall have, both before and after default, all rights and remedies of a secured party under the PPSA and the Business Corporations Act of Ontario; provided always, that the Secured Party shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease or otherwise dispose of Collateral or to institute any proceedings for such purposes. Furthermore, the Secured Party shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper whether Collateral or proceeds and whether or not in the Secured Party's possession and shall not be liable or accountable for failure to do so;

(f) the Debtor acknowledges that the Secured Party or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and the Debtor agrees upon request from the Secured Party or any such Receiver, to assemble and deliver possession of Collateral at such place or places as directed;

(g) the Debtor agrees to pay all costs, charges and expenses reasonably incurred by the Secured Party or any Receiver appointed by it, whether directly or for services rendered (including reasonable solicitors and auditors costs and other legal expenses and Receiver remuneration), in operating the Debtor's business, in preparing or enforcing this Security Agreement, taking and maintaining custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and in enforcing or collecting Indebtedness and all such costs, charges and expenses, together with any amounts owing as a result of any borrowing by the Secured Party or any Receiver appointed by it, as permitted hereby, shall be a first charge on the proceeds of realization, collection or disposition of Collateral and shall be secured hereby;

(h) the Secured Party will give the Debtor such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of Collateral is to be made, as may be required by the PPSA;

(i) for purposes of removal and possession of the Collateral, the Secured Party or its representatives may enter any premises of the Debtor at any time without legal process or any other premises where Collateral or real property are located, and the Debtor hereby waives and releases the Secured Party of and from any and all claims in connection therewith or arising therefrom; and

(j) the Receiver shall be entitled to borrow money on the Collateral; but nothing done under or pursuant to the powers herein shall render the Secured Party a mortgagee in possession.

24. Without in any way limiting the generality of paragraph 23 hereof, a Receiver appointed pursuant to this Security Agreement or pursuant to court order shall be entitled to exercise all rights conferred by the Business Corporations Act of Ontario and the PPSA and by way of addition to and without limiting those rights, such Receiver shall have the right and power:

(a) to take possession of and realize on all Collateral and substitutions and proceeds therefrom;

(b) to make and effect all such repairs, improvements and insurances as it shall think fit, and renew such of the plant, machinery and any other assets of the Debtor whatsoever as shall be worn out, lost or otherwise become unserviceable;

(c) to appoint managers, accountants, lawyers, employees, workmen and agents, for the aforesaid purpose upon such terms as to remuneration or otherwise as the Receiver may determine and the Secured Party authorize;

(d) to carry on or concur in carrying on the business of the Debtor or any part thereof and may exercise all powers herein conferred upon the Secured Party and for this purpose, to borrow money on the Collateral, with the written consent of the Secured Party, in priority to this Security Agreement or otherwise;

(e) to make any arrangement or compromise which it shall think expedient in the interests of the Secured Party;

(f)   to exercise any powers conferred or delegated by the Secured Party; and

(g) to do all such other acts and things as may be considered to be incidental or conducive to any of the matters and powers aforesaid and which the Receiver may or can lawfully do as agent for the Debtor.

25. The Receiver shall not be liable for any loss of any kind whatsoever unless it is caused by the Receiver's own negligence or willful default. The Receiver shall be considered to be the agent of the Debtor and the Debtor shall be solely responsible for the Receiver's acts, defaults and remuneration.

MISCELLANEOUS

26. This Security Agreement, in addition to being a security agreement for the purposes of the PPSA, is a debenture for the purposes of the Business Corporations Act of Ontario and is a negotiable instrument. For the purpose of registering or filing this Security Agreement in any registry office or any other governmental office or public record, this Security Agreement may be made in two or more counterparts and any counterpart so registered or filed shall be deemed to be a negotiable instrument.

27. The Debtor hereby authorizes the Secured Party to file such financing statements, financing change statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying Collateral or any permitted Encumbrances affecting Collateral or identifying the locations at which the Debtor's business is carried on and Collateral and records relating thereto are situate) as the Secured Party may deem appropriate to perfect on an ongoing basis and continue the Security Interest, to protect and preserve Collateral and to realize upon the Security Interest and the Debtor hereby irrevocably constitutes and appoints the Secured Party, if the Secured Party is an individual, or the President of the Secured Party, if the Secured Party is a corporation, the true and lawful attorney of the Debtor, with full power of substitution, to do any of the foregoing in the name of the Debtor whenever and wherever it may be deemed necessary or expedient.

28. Without limiting any other right of the Secured Party, whenever Indebtedness is immediately due and payable or the Secured Party has the right to declare Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party may, in its sole discretion, set off against Indebtedness any and all accounts then owed to the Debtor by the Secured Party in any capacity, whether or not due, and the Secured Party shall be deemed to have exercised such right to set off immediately at the time of making its decision to do so even though any charge therefor is made or entered on the Secured Party's records subsequent thereto.

29. Upon the Debtor's failure to perform any of its duties hereunder, the Secured Party may, but shall not be obligated to, perform any or all of such duties, and the Debtor shall pay to the Secured Party, forthwith upon written demand therefor, an amount equal to the expense incurred by the Secured Party in so doing plus interest thereon from the date such expense is incurred until it is paid at the rate of the Bank of Montreal prime commercial lending rate plus five per cent (5%) per annum.

30. The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with Collateral and other security as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party's right to hold and realize the Security Interest. Furthermore, the Secured Party may demand, collect and sue on Collateral in either the Debtor's or the Secured Party's name, at the Secured Party's option, and may endorse the Debtor's name on any and all cheques, commercial paper, and any other Instruments pertaining to or constituting Collateral.

31. No delay or omission by the Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, the Secured Party may remedy any default by the Debtor hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Debtor. All rights and remedies of Secured Party granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

32. The Debtor waives presentment, protest and notice of protest of any Instrument constituting Collateral at any time held by the Secured Party on which the Debtor is in any way liable and, subject to paragraph 23(h) hereof, notice of any other action taken by the Secured Party.

33. This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. In any action brought by an assignee of this Security Agreement and the Security Interest or any part thereof to enforce any rights hereunder, the Debtor shall not assert against the assignee any claim or defence which the Debtor now has or hereafter may have against the Secured Party. If more than one Debtor executes this Security Agreement the obligations of such Debtors hereunder shall be joint and several.

34. Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Security Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

35. Subject to the requirements of paragraph 23(h) hereof, whenever either party hereto is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing and shall be sufficiently given, in the case of the Secured Party, if delivered to it or sent by prepaid registered mail addressed to it at its address herein set forth or as changed pursuant hereto and, in the case of the Debtor, if delivered to it or if sent by prepaid registered mail addressed to it at its last address known to the Secured Party. Either party may notify the other pursuant hereto of any change in such party's principal address to be used for the purposes hereof.

36. This Security Agreement and the security afforded hereby is in addition to and not in substitution for any other security now or hereafter held by the Secured Party and is, and is intended to be a continuing Security Agreement and shall remain in full force and effect until the Secured Party, if the Secured
Party is an individual, or the President of the Secured Party, if the Secured Party is a corporation, shall actually receive written notice of its discontinuance and, not withstanding such notice, shall remain in full force and effect thereafter until all Indebtedness contracted for or created before the receipt of such notice by the Secured Party, and any extensions or renewals thereof (whether made before or after receipt of such notice) together with interest accruing thereon after such notice and all amounts otherwise secured by this Security Agreement, shall be paid in full.

37. The headings used in this Security Agreement are for convenience only and are not to be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.

38. When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary depending upon the person referred to being a male, female, firm or corporation.

39. In the event any provision of this Security Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Security Agreement to the maximum extent possible shall remain in full force and effect.

40. Nothing herein contained shall in any way obligate the Secured Party to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Indebtedness.

41. The Debtor acknowledges and agrees that in the event it amalgamates with any other corporation or corporations it is the intention of the parties hereto that the term the "Debtor" when used herein shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the Security Interest granted hereby

(a) shall extend to "Collateral" (as that term is herein defined) owned by each of the amalgamating corporations and the amalgamated corporation at the time of amalgamation and to any "Collateral" thereafter owned or acquired by the amalgamated corporation; and

(b) shall secure the "Indebtedness" (as that term is herein defined) of each of the amalgamating corporations and the amalgamated corporation to the Secured Party at the time of amalgamation and any Indebtedness of the amalgamated corporation to the Secured Party thereafter arising. The Security Interest shall attach to Collateral owned by each corporation amalgamating with the Debtor, and by the amalgamated corporation, at the time of amalgamation, and shall attach to any "Collateral" thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.

42. The definitions of terms in this Agreement which are defined in the PPSA have the meaning respectively ascribed to them in that Act and in this Agreement, expressly or by implication. This Security Agreement shall be governed by the laws of [province]. Any reference to this "Security Agreement" shall be a reference to this agreement reflected on this and the preceding fifteen (15) pages and any paragraph reference, unless otherwise stated, is a reference to the corresponding paragraph of this Security Agreement.

COPY OF AGREEMENT

43.   The  Debtor  hereby  acknowledges  receipt  of a  copy  of  this  Security
Agreement.


IN WITNESS WHEREOF the parties hereto have duly executed this Agreement, duly attested by their respective and proper signing officers duly authorized in that behalf, effective the day and year first above written.

                                    IDENTICA CORP.


                                    Per:  /s/ Terry Wheeler
                                          --------------------------------------
                                    Per:  /s/ Francine Foster
                                          --------------------------------------

                                    EROOMSYSTEM TECHNOLOGIES, INC.


                                    Per:  /s/ David A. Gestetner
                                          --------------------------------------